UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2010

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

DSP Group, Inc. (the “Company”) entered into an employment agreement with Eliyahu Ayalon in April 1996 (the “Agreement”). The Agreement is described in the “Executive Compensation – Employment Agreements” section of the Proxy Statement that the Company filed with the United States Securities and Exchange Commission on April 13, 2010. The Agreement contains a “single trigger” provision which provides that upon the Company’s change of control or if the agreement is terminated by Mr. Ayalon for good reason or by us without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two year term of the Agreement. The Company amended the Agreement in November 1999 to provide that if Mr. Ayalon terminates the Agreement voluntarily at any time, provided that he gives a 12-months advance written notice, then all rights of Mr. Ayalon under the Agreement would continue during the notice period and for an additional two years and all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provide that all vested options held by Mr. Ayalon upon the date of his cessation of employment with the Company for any reason shall be exercisable for a period of two years. On October 27, 2009, the Company entered into an amendment to the Agreement pursuant to which in the event Mr. Ayalon desires to terminate the Agreement without good reason (as defined in the Agreement), he will have to notify the Company six months in advance and then all of his rights under the Agreement would continue during the six-month notice period plus two years. All options held by Mr. Ayalon would accelerate and immediately vest 6 months following the date of such notice and be exercisable in whole or in part at any time from the date of the vesting of the options for a period of two years.

Mr. Ayalon has agreed, subject to approval of the Company’s Board of Directors, to amend the Agreement within the next six months to remove the “single trigger” provision and replace that provision with a “double trigger” provision requiring that in case of change of control, Mr. Ayalon’s employment must be terminated in order for any contemplated benefits to be paid. The Company’s Board of Directors has committed, effective May 17, 2010, not to include any “single trigger” change-in-control provisions in any new or materially amended employment or change of control agreements with the Company’s executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: May 17, 2010	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary